[LETTERHEAD OF MOSS ADAMS LLP]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated January 26, 1996, on our audit of the financial statements of Mendocino Brewing Company, Inc., included in the registration statement on Form SB-2 in connection with the offering of common stock of Mendocino Brewing Company, Inc. We also consent to the reference to our Firm under the caption "Experts".



                               /s/ MOSS ADAMS LLP

Santa Rosa, California
January 13, 1997


EXHIBIT 24.1